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                             THE GLENMEDE FUND, INC.

                            ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION


                  THE GLENMEDE FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland ("Glenmede Fund"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: In accordance with the requirements of Section 2-605 of the Maryland General Corporation Law, the Board of Directors of Glenmede Fund, pursuant to resolutions approved at a regular meeting of the Board of Directors held on June 9, 1997, has amended the Charter of Glenmede Fund, as previously amended and restated, as follows:

                  RESOLVED, that effective upon making any necessary filing with the Maryland Department of Assessments and Taxation, the Charter of Glenmede Fund be, and hereby is, amended to rename the authorized issued and unissued shares of Glenmede Fund classified as the "Institutional International Portfolio" to shares of the "Institutional International Portfolio Institutional Series" of Glenmede Fund.

                  SECOND: The foregoing amendment to the Charter has been duly approved by a majority of the entire Board of Directors of Glenmede Fund. The amendment is limited to a change expressly permitted to be made without action of the stockholders under Section 2-605(a)(4) of the Maryland General Corporation Law and Glenmede Fund is an open-end company under the Investment Company Act of 1940.


                  THIRD:   The Articles of Amendment will become effective at
12:01 a.m. on September 25, 1997.

                  IN WITNESS WHEREOF, The Glenmede Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of this 22nd day of September, 1997.



Attest:                                         THE GLENMEDE FUND, INC.





/s/ Michael P. Malloy                            /s/ John W. Church, Jr.
----------------------------                     -------------------------------
Michael P. Malloy                                John W. Church, Jr.
Secretary                                        President



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                  THE UNDERSIGNED, President of Glenmede Fund, who executed on behalf of said Glenmede Fund the foregoing Articles of Amendment to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Glenmede Fund, the foregoing Articles of Amendment to the Articles of Incorporation to be the corporate act of said Glenmede Fund and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                                 /s/ John W. Church, Jr.
                                                 -------------------------------
                                                 John W. Church, Jr.
                                                 President